Edgar.Tech Filing Services

Sonja Gouak, Owner
21208 W 56th Avenue
Golden, CO 80403

March 16, 2009

Mr. Corey Wiegand, President
Home Treasure Finders, Inc.
440 Himalaya Ave.
Broomfield, CO 80020

Dear Mr. Wiegand,

I am submitting this letter as my commitment for processing and filing with the SEC, all of the documents for your company, through effectiveness of your contemplated Registration Statement.

At my usual billing rate, the value of my services could, in the worst case, approach $35,000 to do all of the work. However, I agree to accept 140,000 shares payable upon your acceptance of this offer

I understand that my shares will be due and payable prior to any commencement of actual work on my part.

Please indicate acceptance of my offer as detailed in this letter of commitment by endorsing in the space below and returning a copy of this commitment letter to me at the above address.

I look forward to beginning the work at your earliest convenience.

Sincerely,

/s/ Sonja Gouak
Sonja Gouak, Owner
Edgar.Tech Filing Services

I, Corey Wiegand agree to pay Sonja Gouak 140,000 shares of common stock of Home Treasure Finders, Inc., in advance, as full payment for services to be rendered by Edgar.Tech Filing Services.

______________________ 3/16/2009
date